UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2016

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

a. and b.

Olin Corporation's (the Corporation) 2016 Annual Shareholders Meeting was held on April 28, 2016. Of the 165,128,888 shares of Common Stock entitled to vote at such meeting, 149,532,229.802 shares were present for purposes of a quorum. The voting results for each of the four proposals submitted for vote by the shareholders are set forth below.

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Proposal 1 — Election of Directors

Four Class I Directors were elected at the meeting, for a term of three years, as follows:

C. Robert Bunch	130,535,826.841	2,083,443.924	282,508.037	16,630,451

Randall W. Larrimore	130,856,212.358	1,749,523.889	296,042.555	16,630,451

John M. B. O’Connor	130,850,202.793	1,747,937.426	303,638.583	16,630,451

William H. Weideman	127,085,160.837	5,521,022.516	295,595.449	16,630,451

One Class II Director was elected at the meeting, for a term of one year, as follows:

John E. Fischer	130,757,332.247	1,871,467.978	272,978.577	16,630,451

One Class III Director was elected at the meeting, for a term of two years, as follows:

Carol A. Williams	130,654,826.734	1,946,712.819	300,239.249	16,630,451

Proposal 2 — Approval of the Olin Corporation 2016 Long Term Incentive Plan, including the approval of performance measures pursuant to Section 162(m) of the Internal Revenue Code	129,317,956.865	2,977,252.097	606,569.840	16,630,451

Proposal 3 — Conduct an advisory vote to approve the compensation for named executive officers	128,842,295.720	3,395,377.429	664,105.653	16,630,451

Proposal 4 — Ratification of the appointment of KPMG LLP as the Corporation's independent registered public accounting firm for 2016	147,798,846.572	1,443,223.363	290,159.867	Not applicable.

c. and d.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ George H. Pain
	Name:	George H. Pain
	Title:	Senior Vice President, General Counsel and Secretary

Date: May 3, 2016